Pender Newkirk & Company
                                                Certified Public Accountants
                                                   100 South Ashley Drive
                                                             Suite 1650
                                                    Tampa, Florida  33602



                                          CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the use in the prospectus constituting part of the Registration Statement on Form SB-2, and any amendments hereto, to be filed by Aqua Clara Bottling & Distributing, Inc. of our Auditors' Opinion dated January 9, 1998 (except as to note 12, as to which the date is February 26, 1998), accompanying the Financial Statements of Aqua Clara Bottling & Distributing, Inc. and Subsidiary as of March 31, 1997, and to the use of our name under the caption "Experts" in the Prospectus.


Pender Newkirk & Company
Certified Public Accountants
Tampa, Florida
April 13, 1998



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